CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment No. 330 and Amendment No. 333 to the Registration Statement on Form N-1A of EA Series Trust and to the use of our report dated December 21, 2023 on the financial statements and financial highlights of Alpha Architect 1-3 Month Box ETF, a series of EA Series Trust. Such financial statements and financial highlights appear in the 2023 Annual Report to Shareholders, which is incorporated by reference into the Statement of Additional Information.

                        /s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
February 28, 2024